Exhibit 99.1

Media Relations Contact:	Investor Relations Contact:
Holly Burkhart	Matthew Langdon
TIBCO Software Inc.	TIBCO Software Inc.
(650) 846-5624	(650) 846-5747
hburkhart@tibco.com	mlangdon@tibco.com

TIBCO SOFTWARE REPORTS Q2 GAAP EPS OF $0.06, NON-GAAP EPS OF $0.11

Q2 Non-GAAP Operating Profit Increases 56% Over Prior Year

PALO ALTO, Calif., June 25, 2009 – TIBCO Software Inc. (Nasdaq: TIBX) today announced results for its second fiscal quarter, which ended on May 31, 2009.

Total revenue for the second quarter of fiscal 2009 was $142.7 million, as compared to $150.0 million for the second quarter of fiscal 2008. On a constant currency basis, total revenue for fiscal Q2 grew year over year by approximately 1%. GAAP net income for Q2 was $10.1 million or $0.06 per diluted share, as compared to $3.5 million or $0.02 per diluted share reported for the second quarter of fiscal 2008. Using constant currency, earnings growth for Q2 was not significantly impacted by currency movements.

On a non-GAAP basis, net income for the second quarter of fiscal 2009 was $19.0 million or $0.11 per diluted share, compared with $12.4 million or $0.07 per diluted share for the second quarter of fiscal 2008. Non-GAAP operating income for the second quarter of fiscal 2009 was $27.1 million, resulting in a non-GAAP operating margin of 19%. This compares to non-GAAP operating income of $17.5 million, or a 12% non-GAAP operating margin in the second quarter of fiscal 2008. Non-GAAP results exclude stock-based compensation expense, amortization of acquired intangible assets, and assume a non-GAAP effective tax rate of 32% and 33% for the second quarters of fiscal 2009 and 2008, respectively.

“We are managing our business tightly during the downturn and focused on delivering strong returns, as shown by a 40% annual growth in non-GAAP EPS through the first half of the year,” said Vivek Ranadivé, TIBCO’s chairman and chief executive officer. “At the same time, we continue to innovate by investing in our core product lines and moving aggressively into emerging sectors such as cloud computing, as highlighted by our release this quarter of TIBCO Silver, the industry’s first cloud application delivery platform for the enterprise.”

Second Quarter Fiscal 2009 Highlights

•	Total revenue was $142.7 million;

•	License revenue was $50.5 million;

•	Cash flow from operations for the quarter was $42.3 million;

•	Continued strong mix of business across industries including Financial Services, Telecommunications, Government, Life Sciences, and Energy;

•	TIBCO closed 88 deals over $100k and had 11 deals over $1 million;

•	TIBCO expanded its business with leading companies in Q2 such as CenturyTel, Chevron Corporation, Cricket Communications, IP Australia, QVC, Tesco Stores, and World Vision International.

Conference Call Details

TIBCO has scheduled a conference call for 4:30 pm ET / 1:30 pm PT today to discuss its second quarter results. The conference call will be hosted by Thomson Reuters and may be accessed over the Internet at

www.tibco.com or via dial-in at (877) 723-9517 or (719) 325-4791. Please join the conference call at least 10 minutes early to register. A replay of the conference call will be available until midnight on July 25, 2009 at www.tibco.com or via dial-in at (888) 203-1112 or (719) 457-0820. The pass code for both the call and the replay is 2404640.

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About TIBCO

TIBCO’s technology digitized Wall Street in the ‘80s with event-driven “Information Bus” software, which helped make real-time business a strategic differentiator in the ‘90s. Today, TIBCO’s infrastructure software gives customers the ability to constantly innovate by connecting applications and data in a service-oriented architecture, streamlining activities through business process management, and giving people the information and intelligence tools they need to make faster and smarter decisions, what we call The Power of Now®. TIBCO serves more than 3,000 customers around the world with offices in more than 20 countries and an ecosystem of over 200 partners. Learn more at www.tibco.com.

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TIBCO, TIBCO Silver, The Power of Now and TIBCO Software are trademarks or registered trademarks of TIBCO Software Inc. in the United States and/or other countries. All other product and company names and marks mentioned in this document are the property of their respective owners and are mentioned for identification purposes only.

About Non-GAAP Financial Information

This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Measures.”

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws. The final financial results for the second quarter of fiscal year 2009 may differ materially from the preliminary results presented in this release due to factors that include, but are not limited to, risks associated with the final review of the results and preparation of financial statements. In addition, forward-looking statements such as statements regarding our ability to manage our business tightly during the downturn are subject to risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These risks include but are not limited to: the current uncertainty in global economic conditions and its effect on the demand for enterprise software and services; and competitive factors, including but not limited to competition from alternative business models, industry consolidation and new product introductions. Additional information regarding potential risks is provided in our filings with the SEC, including our most recent Annual Report on Form 10-K for the year ended November 30, 2008 and Quarterly Report on Form 10-Q for the quarter ended March 1, 2009. TIBCO assumes no obligation to update the forward-looking statements included in this release.

TIBCO Software Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	May 31, 2009	November 30, 2008
ASSETS

Current assets:
Cash and cash equivalents	$327,491	$254,400
Short-term investments	2,108	13,073
Accounts receivable, net	97,964	133,191
Prepaid expenses and other current assets	44,644	49,994

Total current assets	472,207	450,658

Property and equipment, net	99,584	103,531
Goodwill	356,700	343,942
Acquired intangible assets, net	68,597	80,437
Long-term deferred income tax assets	70,117	70,135
Other assets	41,652	39,865

Total assets	$1,108,857	$1,088,568

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$16,527	$15,030
Accrued liabilities	75,942	90,980
Accrued excess facilities costs	5,542	6,572
Deferred revenue	145,628	140,221
Current portion of long-term debt	2,090	2,033

Total current liabilities	245,729	254,836

Accrued excess facilities costs, less current portion	3,383	5,594
Long-term deferred revenue	8,982	12,007
Long-term deferred income tax liabilities	14,600	15,329
Long-term income tax liabilities	13,421	12,439
Long-term debt, less current portion	41,466	42,525
Other long-term liabilities	4,075	3,837

Total long-term liabilities	85,927	91,731

Total liabilities	331,656	346,567

Minority interest	560	358

Total stockholders’ equity	776,641	741,643

Total liabilities and stockholders’ equity	$1,108,857	$1,088,568

TIBCO Software Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except net income per share)

	Three Months Ended		Six Months Ended
	May 31, 2009	June 1, 2008	May 31, 2009	June 1, 2008
Revenue:
License	$50,457	$57,696	$95,306	$115,449
Service and maintenance	92,213	92,336	180,260	181,161

Total revenue	142,670	150,032	275,566	296,610

Cost of revenue:
License	7,493	7,484	14,303	14,764
Service and maintenance	32,404	38,088	63,649	73,858

Total cost of revenue	39,897	45,572	77,952	88,622

Gross profit	102,773	104,460	197,614	207,988

Operating expenses:
Research and development	26,260	26,756	51,394	52,210
Sales and marketing	47,445	56,454	93,571	110,842
General and administrative	11,317	12,991	21,945	26,789
Amortization of acquired intangible assets	3,736	4,235	7,452	8,375

Total operating expenses	88,758	100,436	174,362	198,216

Income from operations	14,015	4,024	23,252	9,772

Interest income	757	2,244	1,834	5,502
Interest expense	(793)	(876)	(1,539)	(1,718)
Other income (expense), net	1,042	(206)	1,201	32

Income before provision for income taxes and minority interest	15,021	5,186	24,748	13,588

Provision for income taxes	4,828	1,641	8,950	4,474

Minority interest, net of tax	116	52	95	107

Net income	$10,077	$3,493	$15,703	$9,007

Net income per share:
Basic	$0.06	$0.02	$0.09	$0.05

Diluted	$0.06	$0.02	$0.09	$0.05

Shares used to compute net income per share:
Basic	171,635	182,078	171,460	184,197

Diluted	173,134	185,990	172,614	188,028

TIBCO Software Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Six Months Ended
	May 31, 2009	June 1, 2008
Cash flows from operating activities:
Net income	$15,703	$9,007
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	7,477	8,016
Amortization of acquired intangible assets	14,587	16,174
Stock-based compensation	11,180	10,361
Deferred income tax	(4,216)	(10,229)
Tax benefits related to stock benefit plans	5,615	4,679
Excess tax benefits from stock-based compensation	(3,558)	(4,580)
Minority interest, net of tax	95	107
Other non-cash adjustments, net	942	139
Changes in assets and liabilities:
Accounts receivable	33,344	47,132
Prepaid expenses and other assets	9,367	6,819
Accounts payable	745	2,642
Accrued liabilities and excess facilities costs	(21,200)	(9,738)
Deferred revenue	1,507	11,749

Net cash provided by operating activities	71,588	92,278

Cash flows from investing activities:
Purchases of short-term investments	—	(37,046)
Maturities and sales of short-term investments	10,586	99,384
Acquisitions, net of cash acquired	(163)	—
Purchases of private equity investments	—	(25)
Proceeds from private equity investments	—	222
Purchases of property and equipment	(3,255)	(4,780)
Restricted cash pledged as security	(3,241)	(148)

Net cash provided by investing activities	3,927	57,607

Cash flows from financing activities:
Proceeds from issuance of common stock	2,094	5,885
Repurchases of the Company’s common stock	(14,791)	(85,645)
Excess tax benefits from stock-based compensation	3,558	4,580
Principal payments on long-term debt	(1,002)	(949)

Net cash used in financing activities	(10,141)	(76,129)

Effect of foreign exchange rate changes on cash and cash equivalents	7,717	925

Net change in cash and cash equivalents	73,091	74,681

Cash and cash equivalents at beginning of period	254,400	170,237

Cash and cash equivalents at end of period	$327,491	$244,918

About Non-GAAP Financial Measures

TIBCO provides non-GAAP measures for operating income, net income and net income per share data as supplemental information regarding TIBCO’s business performance. TIBCO believes that these non-GAAP financial measures are useful to investors because they exclude non-operating charges. TIBCO’s management excludes these non-operating charges when it internally evaluates the performance of TIBCO’s business and makes operating decisions, including internal budgeting, performance measurement and the calculation of bonuses and discretionary compensation, because these measures provide a consistent method of comparison to historical periods. Moreover, management believes these non-GAAP measures reflect the essential revenue generation activities of TIBCO. Accordingly, management excludes stock-based compensation related to employee stock options, amortization of acquired intangible assets, charges for acquired in-process research and development, costs related to formal restructuring activities, gains and losses on equity investments, and the income tax effects of the foregoing, as well as adjustments for the impact of changes in the valuation allowance recorded against TIBCO’s deferred tax assets when making operational decisions.

TIBCO believes that providing the non-GAAP measures that management uses to its investors is useful to investors for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand TIBCO’s financial performance on a trended basis across historical periods. In addition, it allows investors to evaluate TIBCO’s performance using the same methodology and information as that used by TIBCO’s management.

Non-GAAP measures are subject to material limitations as these measures are not in accordance with, or a substitute for, GAAP and thus TIBCO’s definition may be different from similar non-GAAP measures used by other companies and/or analysts. However, TIBCO’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. In addition, some items such as restructuring charges that are excluded from non-GAAP net income and non-GAAP earnings per share can have a material impact on cash flows and stock compensation charges can have a significant impact on earnings. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. TIBCO has historically provided non-GAAP measures to the investment community as a supplement to its GAAP results, to enable investors to evaluate TIBCO’s business performance in the way that management does.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Stock-based Compensation

TIBCO incurs stock-based compensation expense under SFAS 123(R). TIBCO excludes this item for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share because it is a non-cash expense that TIBCO believes is not reflective of its business performance. The nature of the stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions and different award types, making the comparison of current results with forward-looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expenses may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of operations relative to prior periods. Finally, TIBCO believes that non-GAAP measures of profitability that exclude stock-based compensation are widely used by analysts and investors in the software industry.

Amortization of Acquired Intangible Assets

TIBCO has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions TIBCO has made. Management excludes these items, for the purposes of calculating non- GAAP operating income, non-GAAP net income and non-GAAP net income per share. TIBCO believes that eliminating this expense from its non-GAAP measures is useful to investors, because the amortization of intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of TIBCO’s acquisition transactions, which also vary substantially in frequency from period to period.

TIBCO Software Inc.

Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

(in thousands, except net income per share)

	Three Months Ended				Six Months Ended
	May 31, 2009		June 1, 2008		May 31, 2009		June 1, 2008
	Operating Income	Net Income	Operating Income	Net Income	Operating Income	Net Income	Operating Income	Net Income
GAAP	$14,015	$10,077	$4,024	$3,493	$23,252	$15,703	$9,772	$9,007

Amortization of intangible assets - cost of revenue	3,572	3,572	3,982	3,982	7,135	7,135	7,799	7,799
Amortization of intangible assets - operating expense	3,736	3,736	4,235	4,235	7,452	7,452	8,375	8,375
Stock-based compensation - cost of revenue	632	632	732	732	1,242	1,242	1,327	1,327
Stock-based compensation - R&D expense	1,531	1,531	1,256	1,256	2,654	2,654	2,275	2,275
Stock-based compensation - S&M expense	1,706	1,706	1,677	1,677	3,412	3,412	3,407	3,407
Stock-based compensation - G&A expense	1,949	1,949	1,546	1,546	3,872	3,872	3,352	3,352
Income tax adjustment for non-GAAP(1)	—	(4,179)	—	(4,502)	—	(7,215)	—	(8,767)

Non-GAAP	$27,141	$19,024	$17,452	$12,419	$49,019	$34,255	$36,307	$26,775

Diluted net income per share:
GAAP		$0.06		$0.02		$0.09		$0.05

Non-GAAP		$0.11		$0.07		$0.20		$0.14

Shares used to compute diluted net income per share		173,134		185,990		172,614		188,028

(1)	The estimated non-GAAP effective tax rate was 32% and 33% for fiscal 2009 and 2008, respectively, and has been used to adjust the provision for income taxes for non-GAAP purposes.